SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2005
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-31993 (Commission file number)	25-1655321 (IRS Employer Identification No.)

20810 Fernbush Lane Houston, Texas (Address of principal executive offices)	77073 (Zip code)
(281) 821-9091
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure or Election of Director or Principal Officer.
On December 23, 2005, the Board of Directors of Sterling Construction Company, Inc. (the “Company”) elected Milton L. Scott to fill the vacancy created by the simultaneous resignation of Robert M. Davies who had earlier indicated his intention to resign on the election of his successor. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Mr. Scott, age 49, joined the Board as an independent director, and was appointed to the Company’s Audit Committee. Mr. Scott is a Managing Director of Complete Energy Holdings, LLC in Houston, which was established in 2003 to acquire, own, and operate power generation assets in the U.S. and has completed two successful acquisitions to date. Before co-founding Complete Energy Holdings, Mr. Scott was Executive Vice President and Chief Administrative Officer of Dynegy Inc., which he joined in 1999 after 22 years with the Houston office of Arthur Andersen LLP, where he served as partner in charge of the Southwest Region Technology and Communications practice. He also serves on the board of directors and is the lead director and chairs the audit committee of W-H Energy Services, Inc., a New York Stock Exchange listed company.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit no.	Description
99.1	Press release, dated December 23, 2005, issued by the Company (filed herewith)
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005	STERLING CONSTRUCTION COMPANY, INC.
	By:	/s/ Maarten D. Hemsley
Maarten D. Hemsley
Chief Financial Officer